EXHIBIT 99.1

CONTACT: MEDIA                             INVESTORS
         Brad Bishop                       Sophia Twaddell
         Zimmer                            Fleishman-Hillard
         219/372-4291                      312/751-3738
         bradley.bishop@zimmer.com         twaddels@fleishman.com

                 ZIMMER MANAGEMENT PROVIDES FORECAST GUIDANCE;
                     INDICATES ZIMMER TO BE LISTED ON NYSE


     WARSAW, IN (July 16, 2001) - Zimmer Holdings, Inc. announced today that it now has received the necessary clearances from the New York Stock Exchange and the Securities and Exchange Commission to list its common stock on the New York Stock Exchange upon the effectiveness of its previously announced spin-off from Bristol-Myers Squibb Company (NYSE: BMY). It currently is anticipated that the spin-off will be effected on August 6, 2001 to record holders of Bristol-Myers Squibb common stock as of July 27, 2001.

     "We are very excited about the opportunity to operate Zimmer as an independent public company and to continue to strengthen Zimmer's position as a global leader in orthopaedics. Zimmer's recent financial performance has been excellent, and we plan to continue to achieve strong sales growth in our current product categories and to pursue opportunities to leverage our brand and salesforce in high-growth adjacent orthopaedic product categories," said Ray Elliott, President and CEO of Zimmer Holdings, Inc.

     Zimmer management attributes the company's strong recent financial performance to several different industry and company-specific factors. From an industry standpoint, the orthopaedics market as a whole is experiencing procedure growth rates modestly above historical levels, reflecting the impact of favorable underlying demographic trends. The industry is also benefiting from higher procedure growth rates in certain specialized procedures, which utilize higher-priced reconstructive implants. For example, hip and knee revision procedures have experienced annual growth in the range of 12-15% per year. Additionally, advances in product technology and features are contributing to a generally more favorable pricing environment for orthopaedics suppliers.

     Zimmer's growth is also being driven by company-specific factors, such as new product releases and a favorable mix shift. Specifically, primary product conversions from cemented to porous implants, from standard to cross-linked polyethylene, and the utilization of higher flexion knee options, have been important contributors to the high growth rates that Zimmer has recently achieved.


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     Zimmer management estimates that overall revenue growth in 2001 and 2002 will approximate 8-11%, with sales of reconstructive implants expected to grow 10-13% and sales of fracture management products expected to grow at an average of 6-9%. Zimmer management further estimates that it will achieve EBIT growth in 2001 and 2002 of 10-13% with net income growth of 11-14%, after normalizing for separation costs and interest expense. On a geographic basis, in 2001 Zimmer management expects revenue growth in the Americas to be above the company's overall growth rate, and reported revenue growth rate in Europe and Asia Pacific to be below the company's overall growth rate. In 2002, Zimmer management expects revenue growth rates in the Americas and Europe, excluding foreign currency fluctuations, to be at or slightly above the company's overall growth rate, and revenue growth in Asia Pacific, excluding foreign currency fluctuations, to be below the company's overall growth rate.

     This press release does not constitute an offer of any securities for sale.

     Zimmer, based in Warsaw, Indiana, is a global leader in the design, development, manufacturing and marketing of orthopaedic reconstructive implants and fracture management products. The company provides a broad range of joint replacement and fracture management products, as well as other products for orthopaedic and general surgery. Zimmer was founded in 1927 and has more than 3,200 employees worldwide. For the year 2000, Zimmer recorded worldwide revenues of more than $1 billion. The company expects trading of its stock to begin on August 7, 2001, on the New York Stock Exchange under the ticker symbol ZMH. For further information regarding Zimmer and its spin-off from Bristol-Myers Squibb, please see Zimmer's Form 10 which is filed with the Securities and Exchange Commission.

                                     #####

     THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS, ESTIMATES, FORECASTS AND PROJECTIONS ABOUT THE ORTHOPAEDICS INDUSTRY, MANAGEMENT'S BELIEFS AND ASSUMPTIONS MADE BY MANAGEMENT. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT COULD CAUSE ACTUAL OUTCOMES AND RESULTS TO DIFFER MATERIALLY. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, PRICE AND PRODUCT COMPETITION, RAPID TECHNOLOGICAL DEVELOPMENT, DEMOGRAPHIC CHANGES, DEPENDENCE ON NEW PRODUCT DEVELOPMENT, THE MIX OF OUR PRODUCTS AND SERVICES, CUSTOMER DEMAND FOR OUR PRODUCTS AND SERVICES, OUR ABILITY TO SUCCESSFULLY INTEGRATE ACQUIRED COMPANIES, CONTROL OF COSTS AND EXPENSES, OUR ABILITY TO FORM AND IMPLEMENT ALLIANCES, INTERNATIONAL GROWTH, U.S. AND FOREIGN GOVERNMENT REGULATION, REIMBURSEMENT LEVELS FROM THIRD-PARTY PAYORS, GENERAL INDUSTRY AND MARKET CONDITIONS AND GROWTH RATES AND GENERAL DOMESTIC AND INTERNATIONAL ECONOMIC CONDITIONS INCLUDING INTEREST RATE AND CURRENCY EXCHANGE RATE FLUCTUATIONS. FOR A FURTHER LIST AND DESCRIPTION OF SUCH RISKS AND UNCERTAINTIES, SEE THE REPORTS FILED BY ZIMMER WITH THE SECURITIES AND EXCHANGE COMMISSION. ZIMMER DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.